53rd at Third

885 Third Avenue

New York, New York  10022-4834

Tel: +212.906.1200  Fax: +212.751.4864

www.lw.com

FIRM / AFFILIATE OFFICES

Barcelona

New Jersey

Brussels

New York

Chicago

Northern Virginia

Frankfurt

Orange County

Hamburg

Paris

Hong Kong

San Diego

London

San Francisco

Los Angeles

Shanghai

Madrid

Silicon Valley

Milan

Singapore

Moscow

Tokyo

Munich

Washington, D.C.

File No. 027189-0010

June 29, 2007
Atlantic Express Transportation Corp. 7 North Street Staten Island, New York 10302

Re:

$185,000,000 aggregate principal amount of

Senior Secured Floating Rate Notes due 2012

Ladies and Gentlemen:

We have acted as special counsel to Atlantic Express Transportation Corp., a New York corporation (the “Company”), in connection with the issuance of up to $185,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 2012 (the “Notes”) and the guarantees of the Notes (the “Guarantees”) by each of the Company’s subsidiaries listed on Schedule I hereto (the “Guarantors”), under an Indenture dated as of May 15, 2007 (the “Indenture”) by and among the Company, the Guarantors and The Bank of New York, as trustee and collateral agent (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2007 (the “Registration Statement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the internal laws of the State of New York, the California Corporations Code of the State of California, the General Corporation Law of the State of Delaware and the Business Corporation Act of the State of Illinois, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California, Delaware and Illinois, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

June 29, 2007 Page 2

Subject to the foregoing and the other matters set forth herein, as of the date hereof, when the Notes have been duly executed, issued, and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the exchange offer described in the prospectus forming a part of the Registration Statement, the Notes and the Guarantees will have been duly authorized by all necessary corporate action of the Company and the Specified Guarantors (as herein defined), respectively, and will be legally valid and binding obligations of the Company and each of the Guarantors listed on Schedule II hereto (the “California Guarantors”), the Guarantor listed on Schedule III hereto (the “Delaware Guarantor”), the Guarantor listed on Schedule IV hereto (the “Illinois Guarantor”) and each of the Guarantors listed on Schedule V hereto (the “New York Guarantors”, and together with the California Guarantors, the Delaware Guarantor and the Illinois Guarantor, the “Specified Guarantors”), enforceable against the Company and the Specified Guarantors in accordance with their respective terms.

Our opinion is subject to:  (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 4.09 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (g) waivers of broadly or vaguely stated rights; (h) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (i) provisions to the effect that a guarantor is liable as a primary obligor and not as a surety; and (j) the severability, if invalid, of provisions to the foregoing effect.  We are not passing upon the creation, validity, attachment, perfection, or priority of any lien or security interest.

With your consent, we have assumed (a) that the Indenture, the Guarantees, and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company and each of the Specified Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and the Specified Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or

June 29, 2007 Page 3

instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Validity of the Securities.”  We further consent to the incorporation by reference of this letter and consent into any post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) with respect to the Notes and the Guarantees.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

 /s/ Latham & Watkins LLP

SCHEDULE I

Guarantors

	Name	Jurisdiction
1.	180 Jamaica Corp.	NY
2.	Amboy Bus Co., Inc.	NY
3.	Atlantic Escorts Inc.	NY
4.	Atlantic Express Coachways, Inc.	NJ
5.	Atlantic Express New England, Inc.	MA
6.	Atlantic Express of California, Inc.	CA
7.	Atlantic Express of Illinois, Inc.	IL
8.	Atlantic Express of L.A. Inc.	CA
9.	Atlantic Express of Missouri Inc.	MO
10.	Atlantic Express of New Jersey, Inc.	NJ
11.	Atlantic Express of Pennsylvania, Inc.	DE
12.	Atlantic Express of Upstate New York, Inc.	NY
13.	Atlantic Paratrans of NYC, Inc.	NY
14.	Atlantic Paratrans, Inc.	NY
15.	Atlantic Queens Bus Corp.	NY
16.	Atlantic Transit, Corp.	NY
17.	Atlantic-Hudson, Inc.	NY
18.	Block 7932, Inc.	NY
19.	Brookfield Transit Inc.	NY
20.	Courtesy Bus Co., Inc.	NY
21.	Fiore Bus Service, Inc.	MA
22.	Groom Transportation, Inc.	MA
23.	G.V.D. Leasing Co., Inc.	NY
24.	James McCarty Limo Service, Inc.	MA
25.	Jersey Business Land Co., Inc.	NJ
26.	K. Corr, Inc.	NY
27.	Merit Transportation Corp.	NY
28.	Metro Affiliates, Inc.	NY
29.	Metropolitan Escort Service, Inc.	NY
30.	Midway Leasing Inc.	NY
31.	R. Fiore Bus Service, Inc.	MA
32.	Raybern Bus Service, Inc.	NY
33.	Raybern Capital Corp.	NY
34.	Raybern Equity Corp.	NY
35.	Robert L. McCarthy & Son, Inc.	MA
36.	Staten Island Bus, Inc.	NY
37.	Temporary Transit Service, Inc.	NY
38.	Transcomm, Inc.	MA
39.	Winsale, Inc.	NJ

SCHEDULE II

California Guarantors

Atlantic Express of California, Inc.

Atlantic Express of L.A. Inc.

SCHEDULE III

Delaware Guarantor

Atlantic Express of Pennsylvania, Inc.

SCHEDULE IV

Illinois Guarantor

Atlantic Express of Illinois, Inc.

SCHEDULE V

New York Guarantors

180 Jamaica Corp.

Amboy Bus Co., Inc.

Atlantic Escorts Inc.

Atlantic Express of Upstate New York, Inc.

Atlantic Paratrans, Inc.

Atlantic Paratrans of NYC, Inc.

Atlantic Queens Bus Corp.

Atlantic Transit, Corp.

Atlantic-Hudson, Inc.

Block 7932, Inc.

Brookfield Transit Inc.

Courtesy Bus Co., Inc.

G.V.D. Leasing Co., Inc.

K. Corr, Inc.

Merit Transportation Corp.

Metro Affiliates, Inc.

Metropolitan Escort Service, Inc.

Midway Leasing Inc.

Raybern Bus Service, Inc.

Raybern Capital Corp.

Raybern Equity Corp.

Staten Island Bus, Inc.

Temporary Transit Service, Inc.